Exhibit 10(g)

TERMINATION AGREEMENT

This Termination Agreement (“Termination”) is made as of             , 200   by and between Parker-Hannifin Corporation, an Ohio corporation (“Parker”) and                      (the “Executive”).

RECITALS

A. Parker and the Executive are parties to an Executive Life Insurance Agreement dated as of                      (the “Agreement”).

B. Parker and the Executive mutually desire to terminate this Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements and covenants set forth below, Parker and the Executive agree as follows:

1. Definitions. All initially capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

2. Termination. Effective on the Termination Date (as hereinafter defined), the Agreement, and all rights and obligations of Parker and the Executive under the Agreement, shall terminate and each party hereby releases the other party from any and all liability under the Agreement. As used herein, “Termination Date” shall mean the date following execution and delivery hereof that Parker requests payment of the Cash Surrender Value of the Policy to Parker as described in Section 3 below.

3. Cash Surrender Value. As of the Termination Date, Parker shall be entitled to receive the entire Cash Surrender Value of the Policy. Executive agrees to cooperate with Parker in authorizing the Insurer to pay the Cash Surrender Value of the Policy to Parker.

4. Collateral Interest. Parker agrees to execute and file with the Insurer a release of its Collateral Interest in the Policy promptly following receipt by Parker of the Cash Surrender Value of the Policy.

5. New Plan. As of             , 200  , the Executive shall become a participant in Parker’s Officer Life Insurance Plan, subject to all of the terms and conditions of such Plan.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first written above.

PARKER-HANNIFIN CORPORATION

By:
Title:

Signature of Executive

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